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                                                                   EXHIBIT 99.12


                        AMENDMENT NO. 1 TO LLC AGREEMENT


         AMENDMENT NO. 1 TO LLC AGREEMENT made as of January 30, 2003 by the undersigned, Nutritional Sourcing Corporation (formerly Pueblo Xtra International, Inc.), a Delaware corporation ("NSC"), in its capacity as the sole member of Pueblo International, LLC, a limited liability company organized under the law of the State of Delaware.

         Pursuant to a Limited Liability Company Agreement and Single Member Declaration (the "LLC AGREEMENT") made as of November 2, 2001 by NSC, Pueblo International, LLC (the "COMPANY") was formed under the Delaware Limited Liability Company Act. Terms defined in the LLC Agreement and used herein are used herein as defined therein.

         NSC, the Company and XTRA Super Foods Centers, Inc., a Delaware corporation, certain Banks and The Bank of Nova Scotia, as Administrative Agent, are parties to an Amended and Restated Credit Agreement dated as of April 29, 1997 (the "CREDIT AGREEMENT") pursuant to which said Banks have made loans to the Company, and issued letters of credit for the account of the Company. The obligations of the Company to said Banks in respect of such loans and letters of credit are due and payable on February 1, 2003 and, in that connection, NSC and the Company have requested Westernbank Puerto Rico ("WESTERNBANK") to purchase from said Banks the loans and other obligations of the Company outstanding under the Credit Agreement on or before said due date. In that connection, it is proposed that NSC, the Company and various of its subsidiaries and affiliates will enter into an Extension and Modification Agreement (the "EXTENSION AND MODIFICATION AGREEMENT") providing, inter alia, (i) for such purchase from said Banks of the loans and other obligations of the Company under the Credit Agreement, (ii) for the extension of the maturity of the loans and other obligations under the Credit Agreement, (iii) the modification and supplement of certain of the provisions of the Credit Agreement, (iv) the making of additional loans, and the issuance of additional letters of credit, by Westernbank under the Credit Agreement as so modified and extended, and (v) the agreement of Westernbank, subject to the terms and conditions thereof, to enter into, and provide permanent financing pursuant to, the Definitive Financing Agreements referred to therein (collectively, the "DEFINITIVE FINANCING AGREEMENTS").

         In that connection, and in order to induce Westernbank to enter into such Extension and Modification Agreement and to purchase the obligations of the Company under the Credit Agreement and to extend credit to the Company under the Credit Agreement as modified by the Extension and Modification Agreement, and to enter into and extend credit to the Company under the Definitive Financing Agreements, NSC wishes to pledge and grant a security interest in all of the Membership Units held by it. To effect the foregoing, NSC wishes to amend the LLC Agreement in certain respects and accordingly states as follows:


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         Section 1.        Override of Restrictions on Transfer and Encumbrance.
Anything in the LLC Agreement to the contrary notwithstanding, the pledge and grant of security interests to Westernbank (and its successors and assigns) under or in connection with the Extension and Modification Agreement or the Definitive Financing Agreements, and the exercise by Westernbank (or any such successor or assign) of remedies in respect of such pledge and grant, shall be deemed to be permitted under the LLC Agreement and, to the extent required, to have been consented to by each Member. Without limiting the generality of the foregoing, NSC, as sole Member of the Company, hereby states as follows:

                  (a) Nothing in Section 5.1 or 5.2 of the LLC Agreement shall be deemed (i) to prohibit the pledge and grant of a security interest by NSC or any other Member of Membership Units, whether now or hereafter existing, to Westernbank (or any of its successors or assigns) pursuant to the Extension and Modification Agreement (including any security or other agreements executed and delivered in connection therewith) or the Definitive Financing Agreements, (ii) to require the consent of any Member to any other Member pledging and granting a security interest in such other Member's Membership Units or
         (iii) to prohibit the exercise of remedies by Westernbank (or any such successor or assign) with respect to such pledge and security interest, including to sell, transfer, assign or otherwise dispose of all or any portion of a Member's Membership Units upon foreclosure of such pledges and security interest.

                  (b) Any pledge and grant of a security interest to Westernbank (or any of its successor and assigns) as described in paragraph (a) above, and any such sale, transfer, assignment or other disposition upon an exercise of remedies by Westernbank (or any such successor and assign) as described in said paragraph (a), is hereby deemed for purposes of Section 5.2 of the LLC Agreement to be in compliance with the terms of the LLC Agreement.

                  (c) None of Section 5.3.1, 5.3.3 or 5.4 of the LLC Agreement shall be applicable to any pledge and grant of a security interest by NSC or any other Member of Membership Units to Westernbank as described in paragraph (a) above, nor to any sale, transfer, assignment or other disposition of any Member's Membership Units upon any exercise of remedies or foreclosure as described in said paragraph
         (a).

         Section 2. Miscellaneous. This Amendment No. 1 shall be governed by and construed in accordance with the law of the State of Delaware. Except as herein provided, the LLC Agreement shall remain unchanged and in full force and effect.


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         IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to LLC Agreement on the day and year first above written.


                                    NUTRITIONAL SOURCING CORPORATION,
                                    (formerly Pueblo Xtra International, Inc.)



                                    /s/ William T. Keon, III
                                    --------------------------
                                    WILLIAM T. KEON, III
                                    Authorized Representative